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                                                                    EXHIBIT 10.1

                                   INDUSTRIAL
                                LEASE AGREEMENT

THIS INDUSTRIAL LEASE AGREEMENT (this "Lease") is executed as of this 26 day of November, 2002, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and INTELLIGENT SYSTEMS CORPORATION, a Georgia corporation ("Tenant").


                                  WITNESSETH:

                         ARTICLE 1 - LEASE OF PREMISES

Section 1.01.   Basic Lease Provisions and Definitions.

A.       Leased Premises:



         (1) The portion of that certain building (the "Building") located at 4355 Shackleford Road, Norcross, Georgia 30093, within Gwinnett Park (the "Park"), as shown on Exhibit A attached hereto and made a part hereof ("Premises A");

         (2) The portion of that certain building (the "Building") located at 4355 Shackleford Road, Norcross, Georgia 30093, within the Park, as shown on Exhibit A attached hereto and made a part hereof ("Premises B"; Premises A and Premises B being referred to hereinafter, collectively, as the "Leased Premises");

B.       Rentable Area:

         (1)      Premises A: approximately 61,000 rentable square feet;

         (2)      Premises B: approximately 76,100 rentable square feet;

         Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. Landlord's determination of Rentable Area shall conclusively be deemed correct for all purposes hereunder.

C.       Tenant's Proportionate Share:

         (1)      Premises A: 100%;

         (2)      Premises B: 0%;

D.       Minimum Annual Rent for Premises A:

         Year l           $203,000.00
         Year 2           $101,500.00

E.       Monthly Rental Installments:

         Months 1-12     $16,916.67 per month
         Months 13-18    $16,916.67 per month

F.       Base Year 2003;

G.       Lease Term: One (1) year and six (6) months;

H.       Commencement Date: December 1, 2002;

I.       Security Deposit: None;

J.       Guarantor(s): None;

K.       Broker(s): None;

L. Permitted Use: Incubator for start-up companies, and office and administrative uses reasonably ancillary thereto;



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M.     Address for notices:

       Landlord:           Duke Realty Limited Partnership
                           3950 Shackleford Road, Suite 300
                           Duluth, Georgia 30096
                           Attn: Legal Department - Atlanta Market

       Tenant:             Intelligent Systems Corporation
                           4355 Shackleford Road
                           Norcross, Georgia 30093

       Address for rental and other payments:
                           Duke Realty Limited Partnership
                           75 Remittance Drive
                           Suite 3205
                           Chicago, Illinois 60675-3205

       Exhibits attached hereto:
                           Exhibit A:   Site Plan of Leased Premises
                           Exhibit B:   Reserved
                           Exhibit C:   Letter of Understanding
                           Exhibit D:   Special Stipulations
                           Exhibit E:   Form of Income Rent Statement

         SECTION 1.02. Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises.

                         ARTICLE 2 - TERM AND POSSESSION

         SECTION 2.01. Term. The term of this Lease ("Lease Term") shall be for the period of time as set forth in Section 1.01(G) hereof, and shall commence on the Commencement Date set forth in Section 1.01(H) hereof,

         Section 2.02. Construction of Tenant Improvements.

         (a) Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind.

         (b) Promptly following the Commencement Date, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging, among other things, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects.

         Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair, reasonable wear and tear excepted. Tenant shall also remove its personal property and trade fixtures, and any of Tenant's alterations designated by Landlord, promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing prior to the installation of such items as of the Commencement Date. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All
Tenant property which is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

         Section 2.04. Holding Over If. Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at Two Hundred Percent (200%) of the Minimum Annual Rent and Annual Rental Adjustment for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants




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and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month to month tenancy. This
Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

                                ARTICLE 3 - RENT

         Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without demand and without abatement, deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated.

         Section 3.02. Income Rent.

         (a) In addition to the Base Rent specified in Section 3.01 above, and as part of the total rent to be paid by Tenant to Landlord, Tenant covenants and agrees to pay to Landlord, as "Income Rent" for each calendar month during the Lease Term, a sum equal to Tenant's Net Income (as hereinafter defined) during such calendar month. Said Income Rent shall be payable by Tenant without notice or demand from Landlord, at the same place and in the same manner as Base Rent hereunder, within fifteen (15) days of the end of each calendar month. Each payment shall be accompanied by a complete statement in form similar to the statement attached hereto as Exhibit E and made a part hereof, signed by an authorized representative of Tenant showing the amount of Net Income for such immediately preceding month.

         (b) The term "Net Income" as used in this Lease is hereby defined to mean the remainder of (i) moneys or other things of value received by Tenant at, in, on or from sublessees of Premises B in connection with charging for the lease of industrial/office space to start-up companies and related support services ("Gross Income"); less (ii) the sum of (A) all moneys or other things of value received by Tenant from its operations at, in, on or from sublessee of Premises B which are note expressly excluded from Gross Income by the other provisions of this definition, including but not limited to charges for installing and providing to sublessee optional telephone and network services, furniture & workstations, per copy fees and shipping costs, and (B) Tenant's actual and reasonable out of pocket expenses incurred in connection with providing industrial/office space to startup companies and related support services, including Tenant's management fee.

         (c) Tenant agrees to maintain accounting controls and books of account, in form adequate for auditing purposes in accordance with generally accepted accounting principles to assure the proper recording of all Net
Income. Landlord shall have the right, at any time within twelve (12) months after receipt of Tenant's monthly statement of Net Income, to audit all of the books of account, documents, records, returns, papers, original sales records (including, without limitation, invoices, bank statements and deposit slips, computer records and such other sales records, if any, which would normally be examined by an independent accountant pursuant to generally accepted auditing standards in performing an audit of the Tenant's Net Income) and files of the Tenant relating to Net Income for any calendar month(s), and the Tenant, at the request of Landlord, shall make all such matters available for such examination at the Building. If Landlord shall have such an audit made for any calendar month(s) and the Net Income shown by Tenant's statement for such calendar months(s) shall be found to be understated by more than five percent (5%), then Tenant shall pay to Landlord the cost of such audit, not to exceed $2,500.00. In any event, Tenant shall pay promptly to Landlord any deficiency in income rent, plus interest at the rate of twelve percent (12%) from the date such payment should have been made to the date of payment. Such examination and audit may be made by any accountant designated in writing by Landlord from time to time.

         Section 3.03. Additional Rent.

         (a) Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent and Income Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

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         (b)      In addition to the Minimum Annual Rent and Income Rent, Tenant shall pay to Landlord for each calendar year during the Lease Term, as Additional Rent, Tenant's Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Operating Expenses (as hereinafter defined) for the Building and the common areas associated therewith.

         (c) In addition to the Minimum Annual Rent, Income Rent and Tenant's Proportionate Share of Operating Expenses, Tenant shall pay to Landlord for each calendar year during the Lease Term, as Additional Rent Tenant's Proportionate Share of any increase in insurance premiums and deductibles (payable by Landlord) over the base amount paid in the Base Year.


         (d) For purposes of this Lease, "Operating Expenses" shall mean all of Landlord's expenses for operation, repair, replacement and maintenance to keep the Building and the common areas associated therewith in good order, condition and repair (including all additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines it would have paid or incurred during such year if the Building had been fully occupied), including, but not limited to, utilities; insurance deductibles; stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants or owners' association; security services; and maintenance, repair and replacement parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, and drainage strips. Tenant shall not be responsible for the cost of any Operating Expenses that are capital in nature.

         (e) For purposes of this Lease, "Real Estate Taxes" shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or the common areas associated therewith (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes which at Landlord's option may be calculated as if such contesting work had been performed on a contingent fee basis (whether charged by Landlord's counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall fees exceed thirty-three percent (33%) of the good faith estimated tax savings). Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises.

         Section 3.04. Payment of Additional Rent. Landlord shall estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installments are due, an amount equal to one-twelfth (1/12th) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Annual Rent.

         Section 3.05. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder is not paid (a) within ten (10) days following written notice from Landlord on the first occasion in any twelve (12) month period, or (b) as and when due on any subsequent occasion in any twelve (12) month period, Tenant shall pay an administrative fee equal to five percent (5%) of such past due amount.

                          ARTICLE 4 - SECURITY DEPOSIT

                              INTENTIONALLY OMITTED

                                  ARTICLE 5-USE

         SECTION 5.91 . Use of Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord.

         Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those




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which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, (iii) comply with any protective covenants applicable to the Park which are in effect and as may hereafter be adopted and promulgated and
(iv) comply with and obey all reasonable directions of the Landlord, including any rules and regulations that may be adopted by Landlord from time to time. Tenant shall not do or permit anything to be done in or about the Leased
Premises or common areas which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any rules and regulations. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged. On or before the Commencement Date, Tenant shall take possession of, and, thereafter, continuously occupy the Leased Premises during the Lease Term, and operate thereon the normal business operations of Tenant.

         Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas, each of which may be exercised without notice or liability to Tenant, (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper; (b) Landlord shall have the right at any time to control, change or otherwise alter the common areas as it shall deem necessary or proper; and (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon reasonable notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.02 hereof. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

                       ARTICLE 6 - UTILITIES AND SERVICES

         Section 6.01. Premises A Utilities and Services. Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Premises A. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event of utility "deregulation", Landlord shall choose the service provider.

         Section 6.02. Premises B Utilities and Services. Provided Tenant is not in default, landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of Premises B for the Permitted Use or as may be required by law or directed by governmental authority:

         (a)      Heating, ventilation and air-conditioning ("HVAC");

         (b) Electrical current for lighting and office equipment usage not to exceed four (4) watts per square foot;

         (c)      Water in the Common Areas for lavatory and drinking purposes;

         (d) Repair and maintenance to the extent expressly the obligation of Landlord under this Lease.

Charges for utilities and services provided by Landlord, if any, shall not exceed the charges that would have been payable if such utilities and services had been directly billed by the utilities or service providers to Tenant.

         Section 6.03. Additional Services. If Tenant requests utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity substantially greater than those which Landlord determines are normally required by other tenants in the Building for tile Permitted Use, then Landlord shall use reasonable efforts to attempt to



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furnish Tenant with such additional utilities or building services. In the event
Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be borne by, Tenant, who shall reimburse Landlord monthly for the same as Additional Rent at the same time Monthly Rental Installments and other Additional Rent is due.

         Section 6.04. Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other Building services identified in Sections 6.02, 6.03 or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

                       ARTICLE 7 - MAINTENANCE AND REPAIRS

         Section 7.01 . Repair and Maintenance of Building. Subject to Section
7.02 and except for any repairs made necessary by the negligence, misuse, or default of Tenant, its employees, agents, customers and invitees, Landlord shall make all necessary repairs to the roofs, exterior walls, exterior doors, windows, corridors and other Common Areas, and Landlord shall keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants in good condition and repair.

         Section 7.02. Repair and Maintenance of Leased Premises. Tenant shall keep and maintain, in good order, condition and repair, and replace as necessary, Premises A. Except for ordinary wear and tear and damage which Tenant is not obligated to repair as provided elsewhere in this Lease (including but not limited to maintenance and repairs to HVAC systems in the Leased Premises which are Landlord's responsibility under Special Stipulation 2 attached as Exhibit D to the Lease), the cost of all repairs and maintenance to Premises A shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as Additional Rent, or as a part of Operating Expenses. In the event Tenant fails to maintain Premises A as required herein or fails to commence repairs (requested by landlord in writing) within thirty (30) days after such request, or fails diligently to proceed thereafter to complete such repairs, Landlord shall have the right in order to preserve Premises A or portion thereof, and/or the appearance thereof, to make such repairs or have a contractor make such repairs and charge Tenant for the cost thereof as additional rent, together with interest at the rate of twelve percent (12%) per annum from the date of making such payments. Tenant's obligation to repair and maintain Premises B is limited to routine repairs and maintenance performed by its staff, which expressly excludes any infrastructure or capital items.

         Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until the plans and the contractor have been approved by Landlord in writing. As a condition of Landlord's approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building, and that its contractors comply with the terms and conditions of Landlord's Building Contractor Guidelines (which Landlord agrees to furnish to Tenant upon request). Upon completion of the work, Tenant shall provide lien waivers from the subcontractors or a final affidavit of lien waiver from the general contractor, and such lien waiver shall be in a form acceptable to Landlord. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

                              ARTICLE 8 - INSURANCE

         Section 8.01. Landlord's Insurance. During the Lease Term, Landlord shall maintain all risk coverage insurance on the Building (excluding all trade fixtures and property required to be insured by Tenant under this Lease).

         Section 8.02. Tenant's Insurance. During the Lease Term, Tenant shall maintain the following types of insurance, in the amounts specified and in the form hereinafter provided for:




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         (a)      Liability insurance in the Commercial General Liability form
(including Broad Form Property Damage and Contractual Liabilities or reasonable equivalent thereto) covering the Leased Premises and Tenant's use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Leased Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $1,000,000 and to have general aggregate limits of not less than $3,000,000 for each policy year.

         (b) All Risk Coverage Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's trade fixtures, merchandise and personal property.

         (c)      Worker's Compensation: minimum statutory amount.

         (d)      Business interruption insurance.

All policies of insurance provided for in this Section 8.02 (i) shall be issued in form reasonably acceptable to Landlord, (ii) shall name Landlord, Landlord's managing agent, any mortgagee and any other party reasonably designated by Landlord as additional insureds, and (iii) shall provide that they may not be materially changed or canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord With Certificates of Insurance evidencing all required coverages on or before the Commencement Date, and thereafter within thirty (30) days prior to the expiration of each such policy. If Tenant fails to carry such insurance, Landlord may obtain such insurance and Tenant shall promptly reimburse Landlord therefor.

         Section 8.03. Waiver of Subrogation. Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, or their respective property, the Leased Premises, its contents, or other portions of the Building arising from any risk which is insured against under any all risk coverage insurance carried (or required to be carried) by either Landlord or Tenant. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease.

         Section 8.04. Tenant's Responsibility. All of Tenant's trade fixtures, merchandise and personal property in the Leased Premises shall be and remain at Tenant's sole risk. Landlord shall not be liable to Tenant or to any other person, and Tenant hereby releases Landlord from (i) any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons, and (ii) any and all liability for any injury to the person or property of Tenant or other persons in or about the Leased Premises, the Building or the common areas associated therewith, except to the extent caused by the negligence or willful misconduct of Landlord. Notwithstanding the foregoing, nothing contained in this Section 8.04 shall override (or be deemed to override) the waivers contained in Section 8.03 above. This provision shall survive the expiration or earlier termination of this Lease.

         Section 8.05. Tenant's Indemnity Tenant shall indemnify, defend and hold harmless Landlord, its agents, employees and contractors from and against any and all claims, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys' fees actually incurred) to the extent arising from or based upon any alleged act, omission or negligence of Tenant or Tenant's agents, employees contractors or invitees or otherwise arising in connection with the Leased Premises or Tenant's use of the common areas associated therewith, except to the extent caused by the negligence or willful misconduct of Landlord. Notwithstanding the foregoing, nothing contained in this Section
8.05 shall override (or be deemed to override) the waivers contained in Section
8.03 above. This provision shall survive the expiration or earlier termination of this Lease.

                              ARTICLE 9 - CASUALTY

         In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair the Leased Premises; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause



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(ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph and in the event of a destruction agrees to accept any offer by Landlord to provide Tenant with comparable space within the project in which the Leased Premises are located on the same terms as this Lease. Notwithstanding the provisions of this paragraph, if any such damage or destruction occurs within the final two (2) years of the term hereof, then Landlord, in its sole discretion, may, without regard to the aforesaid one hundred eighty (180) day period, terminate this Lease by written notice to Tenant.

                           ARTICLE 10 - EMINENT DOMAIN

         If all or any substantial part of the Building or common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any pad of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.

                       ARTICLE 11- ASSIGNMENT AND SUBLEASE

         Section 11.01. Assignment and Sublease. Tenant shall not assign this Lease in whole or in part or sublet the entire Leased Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or denied. Subject to Section 11.02 below, any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer that requires Landlord's prior written consent. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease. By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord's opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder, (iv) the prospective assignee or subtenant is a current tenant at the Park or is a bona-fide third-party prospective tenant, or (v) the proposed rent is to be less than the then current rent for similar premises in the Building. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder, except those which expressly survive the termination of this Lease. In the event that Tenant assigns or sublets the Leased Premises or any part thereof, and at any time receives rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay to Landlord, Tenant shall pay to Landlord, as Additional Rent, 75% of such excess rent and/or other consideration. Tenant agrees to pay Landlord $500.00 upon demand by Landlord to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

         Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord's consent, but upon ten (10) days prior notice to Landlord, to sublet part of the Leased Premises to incubator and start-up companies. Landlord acknowledges that Tenant currently subleases space to the following entities:

             Resultant Systems                 450 sq. ft.
             Chemfree Corp.                  1,500 sq. ft.
             Corecard Software               5,875 sq. ft.
             Corexpand                       1,770 sq. ft.
             Engineered Multimedia             800 sq. ft.
             Archerpoint                       750 sq. ft.
             Iota solutions                    275 sq. ft.
             Lanham Associates               1,550 sq. ft.

             M/R Systems, Inc.                5,920 sq. ft.
             Russell Associates                 275 sq. ft.
             Trueshopping                     1,160 sq. ft.

                       ARTICLE 12 - TRANSFERS BY LANDLORD

         This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage (as hereinafter defined) presently existing or hereafter encumbering the Building. For purposes of this Lease, "Mortgage" shall mean any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof, and any amendments, modifications, extensions or renewals thereof. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord (a) any and all instruments reasonably requested by Landlord to confirm the subordination of this Lease (notwithstanding the fact that such subordination shall be self-operative), and (b) an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification,
(ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and by any purchaser or mortgagee of the Building. No owner of the Leased Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Leased Premises.

                         ARTICLE 13 - DEFAULT AND REMEDY

         Section 13.01. Default. The occurrence of any of the following shall be a "Default":

         (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within ten (10) days after the same is due.

         (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of fifteen (15) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than fifteen days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said fifteen-day period and thereafter diligently completes the required action within a reasonable time.


         (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

         (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.


         Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

         (a) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice. Furthermore, Tenant shall be liable to Landlord for the unamortized balance of any Tenant improvement allowance and brokerage fees paid in connection with the Lease.

         (b) Without terminating this Lease, and with or without notice to Tenant, re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

         (c) Terminate this Lease as provided in subparagraph (a) above and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following: (i) the value of the excess, if any, discounted at the prime rate of interest (as reported in the Wall Street Journal of (A) the Minimum Annual Rent, Income Rent, Additional Rent and all other sums that would have been payable hereunder by Tenant for the period for the remainder of the Lease Term had this Lease not been terminated (said period being referred to herein as the "Remaining Term"), Less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, as determined by a real estate broker licensed in the State of Georgia who has at least ten (10) years of experience; (ii) the costs of recovering possession of the Leased Premises and all other expenses incurred by Landlord due to Tenant's Default, including, without limitation, reasonable attorney's fees and the cost to prepare the Leased Premises for re-letting (all costs and expenses set forth in this clause (ii) being referred to herein, collectively, as the "Default Damages"); and (iii) the unpaid Minimum Annual Rent, Income Rent and Additional Rent that accrued prior to the date of termination, plus any interest and late fees due hereunder and any other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Leased Premises (all amounts set forth in this clause (iii) being referred to herein, collectively, as the "Prior Obligations"). The amount as calculated above shall be deemed immediately due and payable. Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. Tenant expressly acknowledges and agrees that the liabilities and remedies specified in this subparagraph (c) shall survive the termination of this Lease.

         (d) Without terminating this Lease, declare immediately due and payable the sum of the following: (i) the present value (discounted at the prime rate of interest, as reported in the Wall Street Journal) of all Minimum Annual Rent for Premises A, Income Rent and Additional Rent due and coming due under this lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advanced, (ii) all Default Damages, and (iii) all Prior Obligations, whereupon Tenant shall be obligated to pay the same to Landlord; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Minimum Annual Rent for Premises A, Income Rent and Additional Rent payable hereunder throughout the Remaining Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenant and subtenants on account of said Leased Premises during the Remaining Term (but only to the extent that the monies to which Tenant shall so become entitled do not exceed the entire amount actually paid by Tenant to Landlord pursuant to this subparagraph (d)), less all Default Damages of Landlord incurred but not yet reimbursed by Tenant.

         (e) Without terminating this Lease, terminate Tenant's right to possession of the leased Premises as of the date of Tenant's Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Thereafter, Landlord may, but shall not be obligated to, re-let all or any part of the Leased Premises as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the Remaining Term, together with all Default Damages. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

         (f) Allow the Leased Premises to remain unoccupied and collect rent from Tenant as it comes due.

         (g) Sue for injunctive relief or to recover damages for any loss resulting from the Default.

         Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

         Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

         Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

         Section 13.06. Attorneys' Fees. If a Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred; provided, however, that Landlord and Tenant shall each reimburse the other for the reasonable and actual attorneys' fees incurred by such other party in connection with any litigation initiated by Landlord or Tenant, as the case may be, pursuant to this Lease which results in a final, unappealable judgment as to the merits in the other party's favor.

                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

                              INTENTIONALLY OMITTED

                 ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
                  ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

         Section 15.01. Definitions.

         (a) "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

         (b) "Hazardous Substances" - Those substances included within the definitions of "hazardous substances;" "hazardous materials," "toxic substances," "solid waste" or "infectious waste" under Environmental Laws and petroleum products.


         Section 15.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

         Section 15.03. Restrictions on Tenant. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

         Section 15.04. Notices, Affidavits, Etc. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to
(i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

         Section 15.05. Landlord's Rights. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

         Section 15.06. Tenant's Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

         Section 15.07. Landlord's Representation. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same.

                           ARTICLE 16 - MISCELLANEOUS

         Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

         Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

         Section 16.03. Guaranty. Intentionally Omitted.

         Section 16.04. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

         Section 16.05. Examination of Lease. The submission of this Lease by Landlord to Tenant for examination or consideration does not constitute an offer by Landlord to lease the Leased Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. Eastern time for fifteen (15) days after the date of execution of this Lease.

         Section 16.06. Indemnification for Leasing Commissions. Tenant warrants and represents to Landlord that no party is entitled, as a result of the actions of Tenant, to a commission or other fee resulting from the execution of this Lease. Landlord warrants and represents to Tenant that no party is entitled, as a result of the actions of Landlord, to a commission or other fee resulting from the execution of this Lease. Landlord and Tenant agree to indemnify and hold each other harmless from any loss, cost, damage or expense (including reasonable attorneys' fees) incurred by the nonindemnifying party as a result of the untruth or incorrectness of the foregoing warranty and representation, or failure to comply with the provisions of this subparagraph. Landlord's employees or its affiliates are representing Landlord and are not representing Tenant. The parties acknowledge that certain officers, directors, shareholders, or partners of Landlord or its general partner(s), are licensed real estate brokers and/or salesmen under the laws of the State of Georgia. Tenant consents to such parties acting in such dual capacities.

         Section 16.07. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date which is three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

         Section 16.08. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

         Section 16.09. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent financial statements (certified and audited if the Minimum Annual Rent hereunder exceeds $100,000) prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant (or an officer of Tenant, if applicable) who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

         Section 16.10. Signage. Landlord shall have the right to approve the placing of signs and the size and quality of the same. Tenant shall place no exterior signs on the Leased Premises without the prior written consent of Landlord. Any signs not in conformity with the Lease may be immediately removed by Landlord.

         Section 16.11. Consent. Where the consent of a party is required, such consent will not be unreasonably withheld.

         Section 16.12. Parking. Tenant shall be entitled to park in the Building's parking area. Tenant acknowledges and agrees, however, that Landlord shall have no obligation to police or monitor the subject designated Tenant parking area. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants. There will be no assigned parking unless Landlord, in its sole discretion, may deem advisable. No vehicle may be repaired or serviced in the parking area and any vehicle deemed abandoned by Landlord will be towed from the project and all costs therein shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Park.

         Section 16.13. Time. Time is of the essence of each term and provision of this Lease.

         Section 16.14. Representations and Warranties. Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

         Section 16.15. Usufruct. Tenant's interest in the Leased Premises is a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

                    (SIGNATURES CONTAINED ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


Signed, sealed and delivered                LANDLORD:
as to Landlord, in the
presence of:
                                            DUKE REALTY LIMITED PARTNERSHIP, an
   /s/ Tara Bell                            Indiana limited partnership
--------------------------------------
Unofficial Witness                          By:  Duke Realty Corporation,
                                                 its General Partner
   /s/ Patrick L. Adams
--------------------------------------
Notary Public                               By:  /s/ W. Kerry Armstrong
  Notary Public Gwinnett County, Georgia       ---------------------------------
  My Commission Expires August 12, 2005     Name: W. Kerry Armstrong
                                                 -------------------------------
                                            Title: Senior Vice President
                                                  ------------------------------
                                                   Atlanta Office Group
                                                  ------------------------------



Signed, sealed and delivered                TENANT:
as to Tenant, in the
presence of:                                INTELLIGENT SYSTEMS CORPORATION, a
                                            Georgia corporation

   /s/ Stephanie Kingry                     By:   /s/ J. Leland Strange
---------------------------------------        ---------------------------------
Unofficial Witness                          Name:  J. Leland Strange
                                                 -------------------------------
                                            Title: President & CEO
  /s/ Rebecca L. Cap                              ------------------------------
---------------------------------------
 Notary Public                              Attest:  /s/ Bonnie Herron
           REBECCA L COX                           -----------------------------
 Notary Public, Cobb County, Georgia        Name: Bonnie Herron
 My Commission Expires March 15, 2005            -------------------------------
                                            Title: VP & CFO
                                                  ------------------------------

                                    [GRAPH]


                EXHIBIT "A"     SHACKLEFORD ROAD    EXHIBIT "A"

                                    EXHIBIT B
                                    RESERVED

                                    EXHIBIT C

                             LETTER OF UNDERSTANDING

Duke Realty Limited Partnership, an Indiana limited partnership
Attention: [Property Manager]
[Address]
[City, State Zip]

      RE:    Lease between DUKE REALTY LIMITED PARTNERSHIP, AN INDIANA LIMITED
      PARTNERSHIP ("Landlord"), and _______________________ ("Tenant") for the Leased Premises located at _______________________________________ (the
      "Leased Premises"), dated _____________________ (the "Lease").

Dear ______________________:

         The undersigned, on behalf of the Tenant, certifies to the Landlord as follows:

         1.       The Commencement Date under the Lease is ____________________.

         2.       The rent commencement date is ________________________.

         3.       The expiration date of the Lease is _______________________.

         4. The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

         5.       Tenant has accepted the Leased Premises as of the Commencement
                  Date.

         6. To the best of the undersigned's knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

         IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this ___ day of ______________, 2002.


                                      ____________________________________

                                      By__________________________________

                                      Printed Name:_______________________

                                      Title:______________________________

                                   EXHIBIT D

                              SPECIAL STIPULATIONS

The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the "Lease"), and to the extent of any conflict between these Special Stipulations and the Lease, these Special Stipulations shall govern and control.

         1. Tenant Improvements Allowance. Tenant shall have the right, upon written notice to Landlord, to be exercised (if at all) on or before May 31, 2004, to deduct Thirty Thousand and No/100 Dollars ($30,000.00) from the Income Rent in order to construct and install various leasehold improvements within the Leased Premises subject to Section 7.03 of the Lease. If Tenant fails to exercise such right as aforesaid, Tenant shall be deemed to have waived its rights pursuant to this paragraph (a).

         2. HVAC. Notwithstanding anything to the contrary in the Lease, Landlord shall, at its sole cost and expense, maintain, repair and replace the heating, ventilation and air-conditioning system (the "HVAC") serving the Leased Premises during the Lease Term; provided, however, that Tenant shall be solely responsible for damages or defects caused by Tenant or any agents, contractors, employees or invitees of Tenant, or improper operation.

                                    EXHIBIT E
                          FORM OF INCOME RENT STATEMENT




Sublesses:                      Office Space:       Industrial Space:      Gross Income:        Expenses:        Net Income:
----------                      -------------       -----------------      -------------        ---------        -----------








                                                                                                Total:



                                      E-1